                                                                    EXHIBIT 28.1


CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-MAR-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                         93-2A                93-2C                93-2D                93-2E.A
                                                ------------------   ------------------   ------------------   ------------------
BEGINNING SECURITY BALANCE                      $    13,843,629.91   $    36,934,351.38   $    23,451,004.50   $    15,451,027.47
  Loans Repurchased                                             --                   --                   --                   --
  Scheduled Principal Distribution                       26,250.90            69,145.43           289,958.03           184,599.55
  Additional Principal Distribution                       2,868.83            11,358.30            14,555.30            24,802.16
  Liquidations Distribution                             194,785.37         1,706,451.53           545,696.69                   --
  Accelerated Prepayments                                       --                   --                   --                   --
  Adjustments (Cash)                                            --                   --                   --                   --
  Adjustments (Non-Cash)                                        --                   --                   --                   --
  Losses/Foreclosures                                           --                   --                   --                   --
  Special Hazard Account                                        --                   --                   --                   --
                                                ------------------   ------------------   ------------------   ------------------
               Ending Security Balance          $    13,619,724.81   $    35,147,396.12   $    22,600,794.48   $    15,241,625.76
                                                ==================   ==================   ==================   ==================
INTEREST DISTRIBUTION:

Due Certificate Holders                         $        84,768.74   $       218,230.50   $       129,863.22   $        85,776.95
Compensating Interest                                     1,563.68             6,858.48             1,750.08                   --

  Trustee Fee (Tx. Com. Bk.)                                155.74               461.68               293.14               167.39
  Pool Insurance Premium (PMI Mtg. Ins.)                        --                   --                   --             3,399.23
  Pool Insurance (GE Mort. Ins.)                          3,350.16                   --             3,775.61                   --
  Pool Insurance (United Guaranty Ins.)                         --                   --                   --                   --
  Backup for Pool Insurance (Fin. Sec. Assur.)                  --                   --                   --                   --
  Special Hazard Insurance (Comm. and Ind.)                 657.57                   --                   --                   --
  Bond Manager Fee (Capstead)                               219.19               461.68               341.99               193.14
  Excess Compensating Interest (Capstead)                       --                   --                   --                   --
  Administrative Fee (Capstead)                             374.92             1,538.99               732.90               547.28
  Administrative Fee (Other)                                    --                   --                   --                   --
  Excess-Fees                                                   --                   --                   --                   --
  Special Hazard Insurance (Aetna Casualty)                     --                   --                   --                   --
  Other                                                         --                   --                   --                   --
                                                ------------------   ------------------   ------------------   ------------------
               Total Fees                                 4,757.58             2,462.35             5,143.64             4,307.04
                                                ------------------   ------------------   ------------------   ------------------
 Servicing Fee                                            4,008.36             9,581.53             6,391.36             4,144.28
 Interest on Accelerated Prepayments                            --                   --                   --                   --
                                                ------------------   ------------------   ------------------   ------------------
               Total Interest Distribution      $        95,098.36   $       237,132.86   $       143,148.30   $        94,228.27
                                                ==================   ==================   ==================   ==================
LOAN COUNT                                                      52                  149                  148                   97
WEIGHTED AVERAGE PASS-THROUGH RATE                        7.483507             7.313159              6.73472             6.661844

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-MAR-02
MASTER SERVICING DIVISION



DEAL REFERENCE                                      93-2E.B               93-2G               1996-C.1              1996-C.2
                                               ------------------   ------------------   ------------------   ------------------
BEGINNING SECURITY BALANCE                     $    46,454,848.99   $    66,323,082.05   $     2,473,961.29   $     7,270,485.50
  Loans Repurchased                                            --                   --                   --                   --
  Scheduled Principal Distribution                      82,606.13           128,470.52             3,649.03            13,433.50
  Additional Principal Distribution                      5,419.12            24,912.93               206.01               174.32
  Liquidations Distribution                          2,735,452.07         3,454,573.36           149,598.49           224,526.37
  Accelerated Prepayments                                      --                   --                   --                   --
  Adjustments (Cash)                                           --                   --                   --                   --
  Adjustments (Non-Cash)                                       --                   --                   --                   --
  Losses/Foreclosures                                          --                   --                   --                   --
  Special Hazard Account                                       --                   --                   --                   --
                                               ------------------   ------------------   ------------------   ------------------
               Ending Security Balance         $    43,631,371.67   $    62,715,125.24   $     2,320,507.76   $     7,032,351.31
                                               ==================   ==================   ==================   ==================
INTEREST DISTRIBUTION:
Due Certificate Holders                        $       266,837.33   $       382,661.29   $        13,355.25   $        39,518.23
Compensating Interest                                    8,068.17            11,018.43                   --                   --

  Trustee Fee (Tx. Com. Bk.)                               503.26               746.13                30.92                60.59
  Pool Insurance Premium (PMI Mtg. Ins.)                10,220.07                   --                   --                   --
  Pool Insurance (GE Mort. Ins.)                               --                   --               712.50                   --
  Pool Insurance (United Guaranty Ins.)                        --                   --                   --                   --
  Backup for Pool Insurance (Fin. Sec. Assur.)                 --                   --                   --                   --
  Special Hazard Insurance (Comm. and Ind.)                    --                   --                   --                   --
  Bond Manager Fee (Capstead)                              580.69               829.04                   --                   --
  Excess Compensating Interest (Capstead)                      --                   --               568.42             1,149.18
  Administrative Fee (Capstead)                          1,645.26             2,763.51               123.72               151.49
  Administrative Fee (Other)                                   --                   --                   --                   --
  Excess-Fees                                                  --                   --                   --                   --
  Special Hazard Insurance (Aetna Casualty)                    --                   --                56.69                   --
  Other                                                        --                   --                   --                   --
                                               ------------------   ------------------   ------------------   ------------------
               Total Fees                               12,949.28             4,338.68             1,492.25             1,361.26
                                               ------------------   ------------------   ------------------   ------------------
 Servicing Fee                                          12,071.33            16,660.90               773.09             1,639.65
 Interest on Accelerated Prepayments                           --                   --                   --                   --
                                               ------------------   ------------------   ------------------   ------------------
               Total Interest Distribution     $       299,926.11   $       414,679.30   $        15,620.59   $        42,519.14
                                               ==================   ==================   ==================   ==================
LOAN COUNT                                                    169                  256                   12                   37
WEIGHTED AVERAGE PASS-THROUGH RATE                       7.101231             7.122945             6.477991             6.522518

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-MAR-02
MASTER SERVICING DIVISION


DEAL REFERENCE                                                                                    1996-C.3
                                                                                             -----------------
BEGINNING SECURITY BALANCE                                                                   $    4,705,301.24
  Loans Repurchased                                                                                         --
  Scheduled Principal Distribution                                                                    6,718.99
  Additional Principal Distribution                                                                     229.16
  Liquidations Distribution                                                                                 --
  Accelerated Prepayments                                                                                   --
  Adjustments (Cash)                                                                                        --
  Adjustments (Non-Cash)                                                                                    --
  Losses/Foreclosures                                                                                       --
  Special Hazard Account                                                                                    --
                                                                                             -----------------
               Ending Security Balance                                                       $    4,698,353.09
                                                                                             =================
INTEREST DISTRIBUTION:
Due Certificate Holders                                                                      $       25,266.24
Compensating Interest                                                                                       --

  Trustee Fee (Tx. Com. Bk.)                                                                             39.21
  Pool Insurance Premium (PMI Mtg. Ins.)                                                                    --
  Pool Insurance (GE Mort. Ins.)                                                                            --
  Pool Insurance (United Guaranty Ins.)                                                               1,752.73
  Backup for Pool Insurance (Fin. Sec. Assur.)                                                              --
  Special Hazard Insurance (Comm. and Ind.)                                                                 --
  Bond Manager Fee (Capstead)                                                                         1,200.48
  Excess Compensating Interest (Capstead)                                                                   --
  Administrative Fee (Capstead)                                                                         198.94
  Administrative Fee (Other)                                                                                --
  Excess-Fees                                                                                               --
  Special Hazard Insurance (Aetna Casualty)                                                             136.06
  Other                                                                                                     --
                                                                                             -----------------
               Total Fees                                                                             3,327.42
                                                                                             -----------------
 Servicing Fee                                                                                        1,470.42
 Interest on Accelerated Prepayments                                                                        --
                                                                                             -----------------
               Total Interest Distribution                                                   $       30,064.08
                                                                                             =================
LOAN COUNT                                                                                                  22
WEIGHTED AVERAGE PASS-THROUGH RATE                                                                    6.749847




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